EXHIBIT 10(b)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.



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To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Experts" in the Prospectus contained in Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (File No. 033-87376) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President, Tax and ERISA Counsel
PHL Variable Insurance Company



Dated: October 8, 2004